EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

TERM SHEET
$[116,507,435]
(APPROXIMATE OFFERED, SUBJECT TO CHANGE (7))
LEHMAN MORTGAGE TRUST, SERIES 2006-3

Class	Approximate Size ($)	Coupon (1)	Security Description	WAL To Maturity (yrs) (2)	Principal Payment to Maturity Window (2)	Expected Initial Loss Coverage (3)	Legal Final Maturity	Expected Ratings (3)
1A1(4)	$116,507,435	1ML + 0.80%	Senior, SUP, Accretion Directed	1.34	07/06 - 06/09	[6.17]%	07/25/2036	AAA
1A2 (5) (6)	$116,507,435	5.20% - 1ML	Senior, Notional	N/A	N/A	[6.17]%	07/25/2036	AAA
1A3 (5)	$129,210,029	6.00%	Senior, PAC	N/A	N/A	[6.17]%	07/25/2036	AAA
1A4 (5)	$27,304,530	6.00%	Senior, NAS	N/A	N/A	[6.17]%	07/25/2036	AAA
1A5 (5)	$23,306,000	6.00%	Senior, SUP, Accrual	N/A	N/A	[6.17]%	07/25/2036	AAA
AP (5)	$0	6.00%	Senior, Principal-Only	N/A	N/A	[6.17]%	07/25/2036	AAA
AX (5) (6)	N/A	N/A	Senior, Interest-Only	N/A	N/A	[6.17]%	07/25/2036	AAA
SUBS (5)	$17,954,700	6.00%	Subordinated	N/A	N/A	N/A	07/25/2036	N/A

(1)	The Class Coupons are described under “Interest Rates” on page 5.

(2)	Prepayments were run at 100% PPC per annum. Assumes bonds pay on the 25th of every month beginning in July 2006.

(3)
It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. One of the aforementioned will rate the subordinate certificates (other than the first loss tranche). Loss Coverage are subject to change based on rating agency feedback.

(4)
An interest rate cap will be purchased for the Trust for the benefit of the Class 1A1 Certificates to protect against interest rate risk from upward movement in one-month LIBOR. Proceeds derived from the Interest Rate Cap will be applied to cover basis risk shortfalls on the Class 1A1 Certificates but not credit losses on the mortgage loans. The [fifty] month Interest Rate Cap will have a strike rate of [5.20%]. It will contribute cash in the event one-month LIBOR rises above the strike rate.

(5)	Non-offered classes.

(6)	Notional certificate.

(7)	Aggregate collateral balance subject to change, which may affect final tranche sizing as well as the proportion of the Class 1A1 Certificates to the collateral balance.

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES AS OF JUNE 2006 UNLESS OTHERWISE INDICATED. THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT. THE PROSPECTUS SUPPLEMENT SUPERSEDES THE INFORMATION IN ALL PRIOR COLLATERAL TERM SHEETS, IF ANY.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Deal Overview:

•	The collateral pool is comprised of 30 year fixed rate, first lien, fully amortizing mortgage loans.

•	Class AP is a Principal-Only Certificate. It will receive no payments of interest.

•	Class AX is an Interest-Only Certificate. It will receive no payments of principal.

•
The trust will issue subordinate certificates. The Non-AP Percentage of Realized Losses (Other than Excess Losses) will be applied to the subordinate certificates until their principal balances are reduced to zero. Once the subordinate classes are reduced to zero, the Non-AP Percentage of Realized Losses (Other than Excess Losses) will be applied to the Senior Certificates (other than the Class AP Certificates) on a pro-rata basis.

•	The AP Percentage of Realized Losses will be allocated to the Class AP.

•	The Master Servicer maintains a 10% Optional Termination on the collateral.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering:

Cut off Date:	June 1, 2006

Closing Date:	June 30, 2006

Settlement Date:	June 30, 2006

Distribution Dates:	25th of each month, commencing in July 2006

Collection Period:	The calendar month preceding the current Distribution Date

Depositor:	Structured Asset Securities Corporation (“SASCO”)

Underwriter:	Lehman Brothers Inc.

Master Servicer:	Aurora Loan Services LLC

Servicing Fee:	Generally 0.20% per annum

Trustee:	[TBD].

Rating Agencies:
It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. One of the aforementioned will rate the subordinate certificates (other than the first loss tranche).

Day Count:	30/360

Delay Days:	With respect to all certificates other than the Class 1A1 and 1A2 Certificates, 24 days.

With respect to the Class 1A1 and 1A2 Certificates, 0 days.

PSA prepayment model:
Mortgages will prepay at an annual rate of 0.2% in the first month after origination. The prepayment rate will increase by an annual rate of 0.2% per month up to the 30th month after origination. The monthly prepayment rate will be constant at 6% per annum in the 30th and later months.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Interest Accrual Period:	With respect to all certificates other than the Class 1A1 and 1A2 Certificates, the calendar month preceding the Distribution Date.

With respect to the Class 1A1 and 1A2 Certificates, the interest accrual period begins on the immediately preceding Distribution Date (or, June 25, 2006 in the case of the first accrual period) and ends on the day immediately before the current Distribution Date.

Accrued Interest:	With respect to all certificates other than the Class 1A1 and 1A2 Certificates, 29 days of accrued interest.

With respect to the Class 1A1 and 1A2 Certificates, 5 days of accrued interest.

LIBOR Determination Date:	With respect to the Class 1A1 and 1A2 Certificates, the second business day preceding the beginning of each Interest Accrual Period (other than the first Interest Accrual Period).

For the first Interest Accrual Period, one-month LIBOR will equal 5.08%.

Registration:	Book-entry form through DTC

Tax Status:	REMIC for Federal income tax purposes.

Pricing Prepayment
Assumption:
100% PPC per annum. 100% PPC is defined as 8% CPR in the first month of loan life and additionally approximately 1.45% (16/11%) in each month thereafter until the eleventh month. Thereafter, it remains constant at 24% CPR.

SMMEA Eligibility:	The senior certificates will be SMMEA eligible.

ERISA Eligibility:
The senior certificates will be ERISA eligible provided that an investor in the Class 1A1 Certificates meet the requirements of certain investor based exemptions as described in the prospectus supplement.

Due Period:
The “Due Period” related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Interest Rates:
Class 1A1 is a senior certificate. It will accrue interest at a rate of 1ML + 0.80%, subject to a minimum rate of 0.80% and a maximum rate of 6.00%. The Class 1A1 will also have the benefit of an interest rate cap as described below.

On each Distribution Date, interest rate cap payments received will be deposited into the Class 1A1 Reserve Fund. Amounts in the Class 1A1 Reserve Fund will be distributed in the following order of priority:

(1) to pay Basis Risk Shortfalls on the Class 1A1 Certificates for the current Distribution Date.
(2) to pay Basis Risk Shortfalls on the Class 1A1 Certificates remaining unpaid from prior Distribution Dates.
(3) the remainder for deposit in the Class 1A1 Reserve Fund.

Basis Risk Shortfalls represents the excess, if any, of (1) the amount of interest payable to the Class 1A1 Certificates (in accordance with its interest formula of LIBOR + 0.80%) without regard to a maximum rate of 6.00% over (2) the amount of interest payable to the Class 1A1 Certificates subject to a maximum rate of 6.00%.

A detailed description of the interest rate cap can be found on page 6.

Class 1A2 is an interest-only certificate. It will accrue interest at a rate of 5.20% - 1ML, subject to a minimum rate of 0.00%. Its notional balance will equal the principal balance of the Class 1A1 Certificates.

Class 1A3 is a senior certificate. It will accrue interest at a rate of 6.00% per annum.

Class 1A4 is a senior certificate. It will accrue interest at a rate of 6.00% per annum.

Class 1A5 is a senior certificate. It will accrue interest at a rate of 6.00% per annum.

Class AX is an interest-only certificate.

Class AP is a principal-only certificate. They will not be entitled to payments of interest.

The subordinate certificates will accrue interest at a rate of 6.00%.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Interest Rate Cap:

An Interest Rate Cap will be purchased by the Trust for the benefit of the Class 1A1 Certificates to protect against interest rate risk from upward movement in one-month LIBOR. The [fifty] month Interest Rate Cap will have a strike rate of [5.20%]. Its notional balance, on any Distribution Date, represents the assumed balance of the Class 1A1 Certificates utilizing 85% of the Pricing Prepayment Assumption. It will contribute cash in the event one-month LIBOR rises above the strike rate. The Notional Balance of the Interest Rate Cap will be equal to the following schedule (subject to variance in final size and composition of the collateral):

Distribution Dates (Months)	Notional Balance for Interest Rate Cap	Distribution Dates (Months)	Notional Balance for Interest Rate Cap	Distribution Dates (Months)	Notional Balance for Interest Rate Cap
1	$0	18	$59,615,117.91	35	$19,431,908.02
2	114,580,957.37	19	56,345,926.06	36	17,801,697.60
3	112,395,971.04	20	53,205,091.15	37	16,223,849.55
4	109,956,257.19	21	50,190,562.15	38	14,697,256.85
5	107,266,577.87	22	47,300,295.61	39	13,220,834.07
6	104,332,672.38	23	44,532,255.29	40	11,793,517.00
7	101,161,248.38	24	41,884,412.05	41	10,414,262.23
8	97,759,967.56	25	39,354,743.63	42	9,082,046.72
9	94,137,425.86	26	36,941,234.46	43	7,795,867.47
10	90,303,128.44	27	34,641,875.60	44	6,554,741.09
11	86,267,458.92	28	32,454,664.62	45	5,357,703.45
12	82,041,643.52	29	30,377,605.51	46	4,203,809.29
13	77,958,779.58	30	28,408,708.67	47	3,092,131.90
14	74,016,753.99	31	26,499,294.44	48	2,021,762.71
15	70,213,463.79	32	24,648,116.99	49	991,810.97
16	66,546,815.66	33	22,853,954.73	50	1,403.43
17	63,014,725.48	34	21,115,609.88	51 and thereafter	0.00

On each Distribution Date, the cap provider will make payments equal to the product of (a) one-twelfth, (b) the excess, if any, of one-month LIBOR for such Distribution Date over the strike rate, and (c) the notional balance set forth above. Payments received under the Interest Rate Cap will only be available to benefit the Class 1A1 Certificates.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Credit Enhancement:

Credit Enhancement:	Senior-subordinate, shifting interest structure. The initial credit enhancement for the senior certificates will consist of the subordination of the subordinate certificates (initially [6.17]%*).

Priority of Payment		Order of Loss Allocation (other than Excess Losses)
Class A Credit Support of [6.17]%*
SUBS Credit Support of [ ]%

*subject to change based on rating agency feedback

Terms of the Offering - Distribution of Principal:

Shifting Interest Structure with 5 year lockout

Distribution Dates (months)	Prepayment Shift Percentage
1 - 60	100%
61 - 72	70%
73 - 84	60%
85 - 96	40%
97 - 108	20%
109+	0%

Senior Percentage:
On any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the class principal amounts of each class of senior certificates (excluding the Class AP certificates) and the denominator of which is the Non-AP Collateral Balance for the immediately preceding Distribution Date.

Subordinate Percentage:	On any Distribution Date, one minus the Senior Percentage.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

Class 1A4 Priority Amount:
On any Distribution Date, the least of (i) the principal amount of the Class 1A4 Certificates, (ii) the sum of (a) the product of (w) the Senior Percentage, (x) the Class 1A4 Percentage, (y) the Class 1A4 Shift Percentage and (z) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (b) the product of (w) the Senior Prepayment Percentage, (x) the Class 1A4 Percentage (y) the Class 1A4 Shift Percentage and (z) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

Class 1A4 Percentage:	The percentage obtained by dividing (1) the principal amount of the Class 1A4 Certificates by (2) the principal amount of the Class 1A1, Class 1A3, Class 1A4 and Class 1A5 Certificates.

Class 1A4 Shift Percentage:	100% minus the Prepayment Shift Percentage.

Senior Prepayment Percentage:
On any Distribution Date, the sum of (1) the Senior Percentage and (2) the product of (a) the Prepayment Shift Percentage for that Distribution Date multiplied by (b) the Subordinate Percentage for that Distribution Date.

Subordinate	On any Distribution Date, one minus the Senior Prepayment Percentage.
Prepayment Percentage:

Strip Rate:	6.00%

Discount Loan:	A loan with a net mortgage rate less than the Strip Rate.

Non-Discount Loan:	A loan with a net mortgage rate greater than or equal to the Strip Rate.

AP Percentage:
For any Discount Loan, the percentage equivalent of a fraction, the numerator of which is the Strip Rate minus the net mortgage rate for such Discount Loan and the denominator of which is the Strip Rate. For any Non-Discount Loan, 0%.

Non-AP Percentage:	For any Discount Loan, 100% minus its AP Percentage. For any Non-Discount Loan, 100%.

Non-AP Collateral Balance:	On any Distribution Date, the sum of the Non-AP Percentage of the principal amount of each mortgage loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

Class 1A5 Accrual Amount:
Interest accrued on the 1A5 Certificates will not be distributed to such certificates prior to the Accretion Termination Date. Instead, an amount equal to that accrued interest will be added to the principal amount of the Class 1A5 Certificates.

Accretion Termination Date:
The earlier of: (1) The Distribution Date on which the principal amount of the subordinate certificates has been reduced to zero and (2) The first Distribution Date on which the Class 1A1 Certificates have been reduced to zero.

AP Principal Distribution Amount:	On any Distribution Date, the sum of (1) the related AP Percentage of scheduled principal collections of each loan and (2) the related AP Percentage of unscheduled principal collections of each loan.

Senior Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Senior Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Senior Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

Subordinate Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of  (a) the Subordinate Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Subordinate Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Principal Paydown Rules:

I. Pay Senior Principal Distribution Amount and beginning in rule # 3, the Class 1A5 Accrual Amount, sequentially as follows:

1) To the Class 1A4 Certificates up to the Class 1A4 Priority Amount until reduced to zero
2) To the Class 1A3 Certificates up to the Class 1A3 Planned Schedule (described below)
3) To the Class 1A1 and 1A5 Certificates in this order until reduced to zero
4) To the Class 1A3 Certificates without regards to the Class 1A3 Planned Schedule until reduced to zero
5) To the Class 1A4 Certificates until reduced to zero

II. Pay Subordinate Principal Distribution Amount as follows*:
*Subject to credit support tests

•   To the Subordinate Certificates until reduced to zero.

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Disclosure Documents are available on Lehman Brothers’ web site http://www.lehman.com/pub/sasco

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Class 1A1 Discount Margin Table (To Maturity):

Assumes one-month LIBOR equals 5.08%.

	50% PPC	75% PPC	85% PPC	100% PPC	125% PPC	150% PPC	200% PPC
100*	80	80	80	80	80	80	80
WAL (yr)	6.96	2.29	1.68	1.34	1.04	0.87	0.67
First Prin Pay	07/25/06	07/25/06	07/25/06	07/25/06	07/25/06	07/25/06	07/25/06
Last Prin Pay	01/25/36	08/25/32	08/25/10	06/25/09	07/25/08	02/25/08	09/25/07

*does not include accrued interest

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Collateral Stipulations (Subject to Change)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Class 1A3 Planned Schedule:

The following schedule has been prepared based on a 100 - 350 PSA PAC band.

Distribution Dates (Months)	Planned Balance	Distribution Dates (Months)	Planned Balance	Distribution Dates (Months)	Planned Balance
1	$129,210,029.00	49	$75,742,317.33	97	$23,015,699.20
2	128,974,589.52	50	74,374,565.16	98	22,438,627.11
3	128,689,850.46	51	73,013,907.53	99	21,875,068.19
4	128,355,858.37	52	71,660,308.63	100	21,324,721.09
5	127,972,684.94	53	70,313,732.84	101	20,787,290.89
6	127,540,427.02	54	68,974,144.76	102	20,262,489.06
7	127,059,206.59	55	67,641,509.12	103	19,750,033.29
8	126,529,170.78	56	66,315,790.88	104	19,249,647.34
9	125,950,491.85	57	64,996,955.16	105	18,761,060.96
10	125,323,367.06	58	63,684,967.29	106	18,284,009.72
11	124,648,018.66	59	62,379,792.74	107	17,818,234.91
12	123,924,693.78	60	61,081,397.21	108	17,363,483.40
13	123,153,664.25	61	59,789,746.54	109	16,919,507.56
14	122,335,226.55	62	58,582,109.05	110	16,573,803.56
15	121,469,701.56	63	57,381,021.88	111	16,235,055.86
16	120,557,434.41	64	56,186,451.47	112	15,903,125.91
17	119,598,794.28	65	54,998,364.43	113	15,577,877.91
18	118,594,174.16	66	53,816,727.55	114	15,259,178.73
19	117,543,990.61	67	52,641,507.80	115	14,946,897.87
20	116,448,683.46	68	51,472,672.29	116	14,640,907.45
21	115,308,715.58	69	50,310,188.35	117	14,341,082.06
22	114,124,572.49	70	49,154,023.45	118	14,047,298.83
23	112,896,762.12	71	48,004,145.23	119	13,759,437.28
24	111,625,814.38	72	46,860,521.52	120	13,477,379.33
25	110,312,280.83	73	45,723,120.30	121	13,188,944.71
26	108,956,734.31	74	44,616,764.93	122	12,906,487.70
27	107,559,768.49	75	43,516,466.17	123	12,629,886.91
28	106,121,997.47	76	42,422,192.69	124	12,359,023.37
29	104,644,055.35	77	41,333,913.31	125	12,093,780.48
30	103,126,595.74	78	40,251,597.03	126	11,834,044.00
31	101,616,987.71	79	39,175,213.00	127	11,579,701.98
32	100,115,191.50	80	38,104,730.54	128	11,330,644.71
33	98,621,167.53	81	37,040,119.13	129	11,086,764.67
34	97,134,876.46	82	35,981,348.40	130	10,847,956.51
35	95,656,279.13	83	34,928,388.16	131	10,614,116.99
36	94,185,336.59	84	33,881,208.36	132	10,385,144.95
37	92,722,010.12	85	32,839,779.12	133	10,160,941.25
38	91,266,261.17	86	31,906,112.54	134	9,941,408.75
39	89,818,051.40	87	30,994,922.22	135	9,726,452.25
40	88,377,342.69	88	30,105,715.25	136	9,515,978.46
41	86,944,097.08	89	29,238,008.96	137	9,309,895.99
42	85,518,276.86	90	28,391,330.80	138	9,108,115.26
43	84,099,844.48	91	27,565,218.07	139	8,910,548.50
44	82,688,762.59	92	26,759,217.76	140	8,717,109.71
45	81,284,994.06	93	25,972,886.31	141	8,527,714.60
46	79,888,501.93	94	25,205,789.46	142	8,342,280.60
47	78,499,249.44	95	24,457,502.05	143	8,160,726.79
48	77,117,200.03	96	23,727,607.80	144	7,982,973.87

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Class 1A3 Planned Schedule (continued):

Distribution Dates (Months)	Planned Balance	Distribution Dates (Months)	Planned Balance	Distribution Dates (Months)	Planned Balance
145	$7,808,944.14	198	$2,347,789.96	251	$634,738.88
146	7,638,561.48	199	2,293,351.03	252	618,230.97
147	7,471,751.28	200	2,240,093.54	253	602,102.29
148	7,308,440.45	201	2,187,992.81	254	586,344.65
149	7,148,557.36	202	2,137,024.64	255	570,950.05
150	6,992,031.82	203	2,087,165.35	256	555,910.62
151	6,838,795.08	204	2,038,391.72	257	541,218.69
152	6,688,779.74	205	1,990,681.01	258	526,866.71
153	6,541,919.78	206	1,944,010.95	259	512,847.33
154	6,398,150.51	207	1,898,359.74	260	499,153.33
155	6,257,408.54	208	1,853,705.99	261	485,777.64
156	6,119,631.77	209	1,810,028.78	262	472,713.34
157	5,984,759.33	210	1,767,307.61	263	459,953.67
158	5,852,731.59	211	1,725,522.39	264	447,491.99
159	5,723,490.14	212	1,684,653.45	265	435,321.81
160	5,596,977.72	213	1,644,681.51	266	423,436.77
161	5,473,138.26	214	1,605,587.72	267	411,830.65
162	5,351,916.78	215	1,567,353.57	268	400,497.37
163	5,233,259.46	216	1,529,960.97	269	389,430.94
164	5,117,113.52	217	1,493,392.17	270	378,625.54
165	5,003,427.28	218	1,457,629.81	271	368,075.45
166	4,892,150.10	219	1,422,656.86	272	357,775.07
167	4,783,232.34	220	1,388,456.67	273	347,718.93
168	4,676,625.40	221	1,355,012.91	274	337,901.65
169	4,572,281.64	222	1,322,309.60	275	328,317.99
170	4,470,154.39	223	1,290,331.07	276	318,962.81
171	4,370,197.93	224	1,259,061.98	277	309,831.07
172	4,272,367.45	225	1,228,487.32	278	300,917.86
173	4,176,619.07	226	1,198,592.38	279	292,218.34
174	4,082,909.77	227	1,169,362.74	280	283,727.81
175	3,991,197.44	228	1,140,784.30	281	275,441.63
176	3,901,440.79	229	1,112,843.23	282	267,355.29
177	3,813,599.39	230	1,085,526.00	283	259,464.35
178	3,727,633.61	231	1,058,819.34	284	251,764.49
179	3,643,504.63	232	1,032,710.28	285	244,251.47
180	3,561,174.43	233	1,007,186.11	286	236,921.12
181	3,480,605.76	234	982,234.36	287	229,769.39
182	3,401,762.10	235	957,842.85	288	222,792.31
183	3,324,607.70	236	933,999.62	289	215,985.96
184	3,249,107.54	237	910,692.99	290	209,346.56
185	3,175,227.28	238	887,911.49	291	202,870.36
186	3,102,933.30	239	865,643.92	292	196,553.72
187	3,032,192.67	240	843,879.28	293	190,393.05
188	2,962,973.11	241	822,606.81	294	184,384.88
189	2,895,243.01	242	801,815.99	295	178,525.77
190	2,828,971.40	243	781,496.50	296	172,812.37
191	2,764,127.94	244	761,638.23	297	167,241.41
192	2,700,682.90	245	742,231.28	298	161,809.68
193	2,638,607.18	246	723,265.98	299	156,514.04
194	2,577,872.24	247	704,732.84	300	151,351.42
195	2,518,450.15	248	686,622.56	301	146,318.80
196	2,460,313.52	249	668,926.04	302	141,413.26
197	2,403,435.55	250	651,634.39	303	136,631.90

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Class 1A3 Planned Schedule (continued):

Distribution Dates (Months)	Planned Balance	Distribution Dates (Months)	Planned Balance	Distribution Dates (Months)	Planned Balance
304	$131,971.92	324	$60,416.51	344	$19,141.58
305	127,430.55	325	57,751.19	345	17,644.55
306	123,005.10	326	55,158.52	346	16,192.36
307	118,692.92	327	52,636.81	347	14,783.90
308	114,491.44	328	50,184.40	348	13,418.12
309	110,398.12	329	47,799.64	349	12,093.96
310	106,410.49	330	45,480.94	350	10,810.41
311	102,526.14	331	43,226.75	351	9,566.48
312	98,742.69	332	41,035.54	352	8,361.17
313	95,057.82	333	38,905.81	353	7,193.56
314	91,469.28	334	36,836.11	354	6,062.69
315	87,974.84	335	34,825.01	355	4,967.66
316	84,572.33	336	32,871.11	356	3,907.58
317	81,259.64	337	30,973.05	357	2,881.58
318	78,034.67	338	29,129.50	358	1,888.81
319	74,895.41	339	27,339.14	359	928.43
320	71,839.86	340	25,600.70	360	0.00
321	68,866.07	341	23,912.93
322	65,972.16	342	22,274.61
323	63,156.24	343	20,684.55

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

TERM SHEET
$[100,000,000]
(APPROXIMATE OFFERED, SUBJECT TO CHANGE (6))
LEHMAN MORTGAGE TRUST, SERIES 2006-3

Class	Approx.imate Size ($)	Coupon (1)	Security Description	WAL To Maturity (yrs) (2)	Principal Payment to Maturity Window (2)	Expected Initial Loss Coverage (3)	Legal Final Maturity	Expected Ratings (3)
1A1	$100,000,000	6.00%	Super Senior, Sequential	2.3	07/06 - 03/12	[12.01]%	07/25/2036	AAA
1A2 (4)	$4,166,667	6.00%	Senior, Sequential	N/A	N/A	[6.17]%	07/25/2036	AAA
1A3 (4)	$18,382,353	6.00%	Senior, NAS	N/A	N/A	[6.17]%	07/25/2036	AAA
1A4 (4)	$144,296,280	6.00%	Senior, Pass-Through	N/A	N/A	[6.17]%	07/25/2036	AAA
1A5 (4)	$6,200,000	6.00%	Senior Support, Pass-Through	N/A	N/A	[6.17]%	07/25/2036	AAA
AP (4)	$0	6.00%	Senior, Principal-Only	N/A	N/A	[6.17]%	07/25/2036	AAA
AX (4) (5)	N/A	6.00%	Notional	N/A	N/A	[6.17]%	07/25/2036	AAA
SUBS (4)	$17,954,700	6.00%	Subordinated	N/A	N/A	N/A	07/25/2036	N/A

(1)	The Class Coupons are described under “Interest Rates” on page 5.

(2)	Prepayments were run at 100% PPC per annum. Assumes bonds pay on the 25th of every month beginning in July 2006.

(3)
It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. One of the aforementioned will rate the subordinate certificates (other than the first loss tranche). Loss Coverage are subject to change based on rating agency feedback.

(4)	Non-offered classes.

(5)	Notional amount.

(6)	Aggregate collateral balance subject to change, which may affect final tranche sizing as well as the proportion of the Class 1A1 Certificates to the collateral balance.

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES AS OF JUNE 2006 UNLESS OTHERWISE INDICATED. THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT. THE PROSPECTUS SUPPLEMENT SUPERSEDES THE INFORMATION IN ALL PRIOR COLLATERAL TERM SHEETS, IF ANY.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
1

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Deal Overview:

•	The collateral pool is comprised of 30 year fixed rate, first lien, fully amortizing mortgage loans.

•	Class AP is a Principal-Only Certificate. It will receive no payments of interest.

•	Class AX is an Interest-Only Certificate. It will receive no payments of principal.

•
The trust will issue subordinate certificates. The Non-AP Percentage of Realized Losses will be applied to the subordinate certificates until their principal balances are reduced to zero. Once the subordinate classes are reduced to zero, the Non-AP Percentage of Realized Losses will be applied to the Senior Certificates (other than the Class AP Certificates) on a pro-rata basis, except in the case of the Class 1A1 and Class 1A5 Certificates where the losses that otherwise would be allocated to Class 1A1 Certificates will be allocated to the Class 1A5 Certificates until reduced to zero.

•	The AP Percentage of Realized Losses will be allocated to the Class AP.

•	The Master Servicer maintains a 10% Optional Termination on the collateral.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
2

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering:

Cut off Date:	June 1, 2006

Closing Date:	June 30, 2006

Settlement Date:	June 30, 2006

Distribution Dates:	25th of each month, commencing in July 2006

Collection Period:	The calendar month preceding the current Distribution Date

Depositor:	Structured Asset Securities Corporation (“SASCO”)

Underwriter:	Lehman Brothers Inc.

Master Servicer:	Aurora Loan Services LLC

Servicing Fee:	Generally 0.25% per annum

Trustee:	[TBD].

Rating Agencies:
It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. One of the aforementioned will rate the subordinate certificates (other than the first loss tranche).

Day Count:	30/360

Delay Days:	With respect to all certificates 24 days.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
3

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Interest Accrual Period:	With respect to all certificates, the calendar month preceding the Distribution Date.

Accrued Interest:	With respect to all certificates, 29 days of accrued interest.

Registration:	Book-entry form through DTC

Tax Status:	REMIC for Federal income tax purposes.

Pricing Prepayment
Assumption:
100% PPC per annum. 100% PPC is defined as 8% CPR in the first month of loan life and additionally approximately 1.45% (16/11%) in each month thereafter until the eleventh month. Thereafter, it remains constant at 24% CPR.

SMMEA Eligibility:	The senior certificates and a portion of the subordinate certificates will be SMMEA eligible.

ERISA Eligibility:	The senior certificates and a portion of the subordinate certificates will be ERISA eligible.

Due Period:
The “Due Period” related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
4

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Interest Rates:	Class 1A1 is a senior certificate. It will accrue interest at a rate of 6.00% per annum.

Class 1A2 is a senior certificate. It will accrue interest at a rate of 6.00% per annum.

Class 1A3 is a senior certificate. It will accrue interest at a rate of 6.00% per annum.

Class 1A4 is a senior certificate. It will accrue interest at a rate of 6.00% per annum.

Class 1A5 is a senior certificate. It will accrue interest at a rate of 6.00% per annum.

Class AX is an interest-only certificate.

Class AP is a principal-only certificate. They will not be entitled to payments of interest.

The subordinate certificates will accrue interest at a rate of 6.00%.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
5

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Credit Enhancement:

Credit Enhancement:	Senior-subordinate, shifting interest structure. The initial credit enhancement for the senior certificates will consist of the subordination of the subordinate certificates (initially [6.17]%*).

Priority of Payment		Order of Loss Allocation (other than Excess Losses)
Class A Credit Support of [6.17]%*
SUBS Credit Support of [ ]%

*subject to change based on rating agency feedback

Terms of the Offering - Distribution of Principal:

Shifting Interest Structure with 5 year lockout

Distribution Dates (months)	Prepayment Shift Percentage
1 - 60	100%
61 - 72	70%
73 - 84	60%
85 - 96	40%
97 - 108	20%
109+	0%

Senior Percentage:
On any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the class principal amounts of each class of senior certificates (excluding the Class AP certificates) and the denominator of which is the Non-AP Collateral Balance for the immediately preceding Distribution Date.

Subordinate Percentage:	On any Distribution Date, one minus the Senior Percentage.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
6

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

Class 1A3 Priority Amount:
On any Distribution Date, the least of (i) the principal amount of the Class 1A3 Certificates, (ii) the sum of (a) the product of (w) the Senior Percentage, (x) the Class 1A3 Percentage, (y) the Class 1A3 Shift Percentage and (z) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (b) the product of (w) the Senior Prepayment Percentage, (x) the Class 1A3 Percentage (y) the Class 1A3 Shift Percentage and (z) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

Class 1A3 Percentage:	The percentage obtained by dividing (1) the principal amount of the Class 1A3 Certificates by (2) the principal amount of the Class 1A1, Class 1A2, Class 1A3, Class 1A4 and Class 1A5 Certificates.

Class 1A3 Shift Percentage:	100% minus the Prepayment Shift Percentage.

Senior Prepayment Percentage:
On any Distribution Date, the sum of (1) the Senior Percentage and(2) the product of (a) the Prepayment Shift Percentage for that Distribution Date multiplied by (b) the Subordinate Percentage for that Distribution Date.

Subordinate Prepayment Percentage:	On any Distribution Date, one minus the Senior Prepayment Percentage.

Strip Rate:	6.00%

Discount Loan:	A loan with a net mortgage rate less than the Strip Rate.

Non-Discount Loan:	A loan with a net mortgage rate greater than or equal to the Strip Rate.

AP Percentage:
For any Discount Loan, the percentage equivalent of a fraction, the numerator of which is the Strip Rate minus the net mortgage rate for such Discount Loan and the denominator of which is the Strip Rate. For any Non-Discount Loan, 0%.

Non-AP Percentage:	For any Discount Loan, 100% minus its AP Percentage. For any Non-Discount Loan, 100%.

Non-AP Collateral Balance:	On any Distribution Date, the sum of the Non-AP Percentage of the principal amount of each mortgage loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
7

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

AP Principal Distribution Amount:	On any Distribution Date, the sum of (1) the related AP Percentage of scheduled principal collections of each loan and (2) the related AP Percentage of unscheduled principal collections of each loan.

Senior Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Senior Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Senior Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

Subordinate Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Subordinate Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Subordinate Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
8

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Principal Paydown Rules:

I. Pay Senior Principal Distribution Amount concurrently as follows:

1) 44.8823034126% sequentially as follows:
a)	To the Class 1A3 Certificates up to the Class 1A3 Priority Amount until reduced to zero
b)	To the Class 1A1 and 1A2 Certificates in this order until reduced to zero
c)	To the Class 1A3 Certificates until reduced to zero.
2) 2.2706854870% to the Class 1A5 Certificates until reduced to zero
3) 52.8470111004% to the Class 1A4 Certificate until reduced to zero

II. Pay Subordinate Principal Distribution Amount as follows*:
*Subject to credit support tests

•  To the Subordinate Certificates until reduced to zero.

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Disclosure Documents are available on Lehman Brothers’ web site http://www.lehman.com/pub/sasco

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
9

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Class 1A1 Yield Table (To Maturity):

	50% PPC	75% PPC	85% PPC	100% PPC	125% PPC	150% PPC	200% PPC
99-14*	6.1	6.1	6.1	6.2	6.2	6.2	6.2
WAL (yr)	5.1	3.1	2.7	2.3	1.8	1.5	1.2
First Prin Pay	07/25/06	07/25/06	07/25/06	07/25/06	07/25/06	07/25/06	07/25/06
Last Prin Pay	03/25/25	07/25/16	10/25/13	03/25/12	10/25/10	01/25/10	01/25/09

*does not include accrued interest

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
10

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Collateral Stipulations (Subject to Change)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
11

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

TERM SHEET
$[40,280,800]
(APPROXIMATE OFFERED, SUBJECT TO CHANGE)
LEHMAN MORTGAGE TRUST, SERIES 2006-3

Class	Approximate Size ($)	Coupon (1)	Security Description	WAL To Maturity (yrs) (2)	Principal Payment to Maturity Window (2)	Expected Initial Loss Coverage (3)	Legal Final Maturity	Expected Ratings (3)
4A1(4)	$39,119,000	6.00%	Senior, PAC	N/A	N/A	[6.17]%	07/25/2036	AAA
4A2 (4)	$13,505,000	6.00%	Senior, PAC	N/A	N/A	[6.17]%	07/25/2036	AAA
4A3(5)	$40,280,800	7.50%	Senior, SUP, Accretion-Directed	1.60	07/06-05/10	[6.17]%	07/25/2036	AAA
4A4 (4)	$10,070,200	0.00%	Senior, SUP, Accretion-Directed	N/A	N/A	[6.17]%	07/25/2036	AAA
4A5 (4)	$25,000	6.00%	Senior, SUP, Accrual	N/A	N/A	[6.17]%	07/25/2036	AAA
4A6 (4)	$170,045,300	6.00%	Senior, Pass-Through	N/A	N/A	[6.17]%	07/25/2036	AAA
SUBS (4)	$17,954,700	6.00%	Subordinated	N/A	N/A	N/A	07/25/2036	N/A

(1)	The Class Coupons are described under “Interest Rates” on page 5.

(2)	Prepayments were run at 100% PPC per annum. Assumes bonds pay on the 25th of every month beginning in July 2006.

(3)
It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. One of the aforementioned will rate the subordinate certificates (other than the first loss tranche). Loss Coverage are subject to change based on rating agency feedback.

(4)	Non-offered classes.

(5)	Aggregate collateral balance subject to change, which may affect final tranche sizing as well as the proportion of the Class 4A3 Certificates to the collateral balance.

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES AS OF JUNE 2006 UNLESS OTHERWISE INDICATED. THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT. THE PROSPECTUS SUPPLEMENT SUPERSEDES THE INFORMATION IN ALL PRIOR COLLATERAL TERM SHEETS, IF ANY.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

1

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Deal Overview:

•	The collateral pool is comprised of 30 year fixed rate, first lien, fully amortizing mortgage loans.

•
The trust will issue subordinate certificates. The Realized Losses (Other than Excess Losses) will be applied to the subordinate certificates until their principal balances are reduced to zero. Once the subordinate classes are reduced to zero, the Realized Losses (Other than Excess Losses) will be applied to the Senior Certificates on a pro-rata basis.

•	The Master Servicer maintains a 10% Optional Termination on the collateral.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

2

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering:

Cut off Date:	June 1, 2006

Closing Date:	June 30, 2006

Settlement Date:	June 30, 2006

Distribution Dates:	25th of each month, commencing in July 2006

Collection Period:	The calendar month preceding the current Distribution Date

Depositor:	Structured Asset Securities Corporation (“SASCO”)

Underwriter:	Lehman Brothers Inc.

Master Servicer:	Aurora Loan Services LLC

Servicing Fee:	Generally 0.20% per annum

Trustee:	[TBD].

Rating Agencies:
It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. One of the aforementioned will rate the subordinate certificates (other than the first loss tranche).

Day Count:	30/360

Delay Days:	With respect to all certificates other than the Class 4A3 and 4A4 Certificates, 24 days.

With respect to the Class 4A3 and 4A4 Certificates, 0 days.

PSA prepayment model:
Mortgages will prepay at an annual rate of 0.2% in the first month after origination. The prepayment rate will increase by an annual rate of 0.2% per month up to the 30th month after origination. The monthly prepayment rate will be constant at 6% per annum in the 30th and later months.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

3

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Interest Accrual Period:	With respect to all certificates other than the Class 4A3 and 4A4 Certificates, the calendar month preceding the Distribution Date.

With respect to the Class 4A3 and 4A4 Certificates, the interest accrual period begins on the immediately preceding Distribution Date (or, June 25, 2006 in the case of the first accrual period) and ends on the day immediately before the current Distribution Date.

Accrued Interest:	With respect to all certificates other than the Class 4A3 and 4A4 Certificates, 29 days of accrued interest.

With respect to the Class 4A3 and 4A4 Certificates, 5 days of accrued interest.

LIBOR Determination Date:	With respect to the Class 4A3 and 4A4 Certificates, the second business day preceding the beginning of each Interest Accrual Period
(other than the first Interest Accrual Period).

For the first Interest Accrual Period, one-month LIBOR will equal 5.05%.

Registration:	Book-entry form through DTC

Tax Status:	REMIC for Federal income tax purposes.

Pricing Prepayment
Assumption:
100% PPC per annum. 100% PPC is defined as 8% CPR in the first month of loan life and additionally approximately 1.45% (16/11%) in each month thereafter until the eleventh month. Thereafter, it remains constant at 24% CPR.

SMMEA Eligibility:	The senior certificates will be SMMEA eligible.

ERISA Eligibility:	The senior certificates will be ERISA eligible.

Due Period:
The “Due Period” related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

4

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Interest Rates:

Class 4A1 is a senior certificate. Class 4A1 will accrue interest at a rate of 6.00% per annum.

Class 4A2 is a senior certificate. Class 4A2 will accrue interest at a rate of 6.00% per annum.

Class 4A3 is a senior certificate. Class 4A3 will accrue interest at 7.50% per annum if One-Month LIBOR is less than or equal to 7.25%, otherwise Class 4A3 will not accrue interest.

Class 4A4 is a senior certificate. Class 4A4 will not accrue interest if One-Month LIBOR is less than or equal to 7.25%, otherwise Class 4A4 will accrue interest at 30.00% per annum.

Class 4A5 is a senior certificate. It will accrue interest at a rate of 6.00% per annum.

Class 4A6 is a senior certificate. It will accrue interest at a rate of 6.00% per annum.

The subordinate certificates will accrue interest at a rate of 6.00% per annum.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

5

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Credit Enhancement:

Credit Enhancement:	Senior-subordinate, shifting interest structure. The initial credit enhancement for the senior certificates will consist of the subordination of the subordinate certificates (initially [6.17]%*).

Priority of Payment		Order of Loss Allocation (other than Excess Losses)
Class A Credit Support of [6.17]%*
SUBS Credit Support of [ ]%

*subject to change based on rating agency feedback

Terms of the Offering - Distribution of Principal:

Shifting Interest Structure with 5 year lockout

Distribution Dates (months)	Prepayment Shift Percentage
1 - 60	100%
61 - 72	70%
73 - 84	60%
85 - 96	40%
97 - 108	20%
109+	0%

Senior Percentage:
On any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the class principal amounts of each class of senior certificates and the denominator of which is the Collateral Balance for the immediately preceding Distribution Date.

Subordinate Percentage:	On any Distribution Date, one minus the Senior Percentage.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

6

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

Senior Prepayment Percentage:
On any Distribution Date, the sum of (1) the Senior Percentage and (2) the product of (a) the Prepayment Shift Percentage for that Distribution Date multiplied by (b) the Subordinate Percentage for that Distribution Date.

Subordinate Prepayment Percentage:	On any Distribution Date, one minus the Senior Prepayment Percentage.

Strip Rate:	6.00%

Discount Loan:	A loan with a net mortgage rate less than the Strip Rate.

Non-Discount Loan:	A loan with a net mortgage rate greater than or equal to the Strip Rate.

Collateral Balance:	On any Distribution Date, the sum of the principal amount of each mortgage loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

7

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

Class 4A5 Accrual Amount:
Interest accrued on the 4A5 Certificates will not be distributed to such certificates prior to the Accretion Termination Date. Instead, an amount equal to that accrued interest will be added to the principal amount of the Class 4A5 Certificates.

Accretion Termination Date:
The earlier of: (1) The Distribution Date on which the principal amount of the subordinate certificates has been reduced to zero and (2) The first Distribution Date on which the Class 4A3 and Class 4A4 Certificates have been reduced to zero.

Senior Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Senior Percentage and (b) the sum of the scheduled principal collections of each loan and (2) the product of (a) the Senior Prepayment Percentage and (b) the sum of the unscheduled principal collections of each loan.

Subordinate Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Subordinate Percentage and (b) the sum of the scheduled principal collections of each loan and (2) the product of (a) the Subordinate Prepayment Percentage and (b) the sum of the unscheduled principal collections of each loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

8

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Principal Paydown Rules:

I. Pay Senior Principal Distribution Amount and beginning in rule # 1 b), the Class 4A5 Accrual Amount, sequentially as follows:

1. 37.7226782516% as follows:

a)	Sequentially to the Class 4A1 and 4A2 Certificates, in this order, up to the Class 4A1, 4A2 Planned Schedule (described below)
b)	To the Class 4A3 and 4A4 Certificates pro-rata, until reduced to zero
c)	To the Class 4A5 Certificates, until reduced to zero.
d)	Sequentially to the Class 4A1 and 4A2 Certificates, in this order, without regards to the Class 4A1, 4A2 Planned Schedule (described below), until reduced to zero

2. 62.2773217484% to Class 4A6 Certificates, until retired

II. Pay Subordinate Principal Distribution Amount as follows*:
*Subject to credit support tests

•  To the Subordinate Certificates until reduced to zero.

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Disclosure Documents are available on Lehman Brothers’ web site http://www.lehman.com/pub/sasco

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

9

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Class 4A3 Yield Table (To Maturity):

Assumes one-month LIBOR equals 5.08%.

100*	50% PPC	75% PPC	85% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Yield	7.62%	7.62%	7.62%	7.62%	7.62%	7.62%	7.62%
WAL (yr)	7.98	3.56	2.37	1.60	1.20	0.99	0.75
First Prin Pay	07/25/06	07/25/06	07/25/06	07/25/06	07/25/06	07/25/06	07/25/06
Last Prin Pay	08/25/35	07/25/32	12/25/29	05/25/10	01/25/09	06/25/08	11/25/07

*does not include accrued interest

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

10

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Collateral Stipulations (Subject to Change)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

11

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Class 4A1, 4A2 Planned Schedule:

The following schedule has been prepared based on a 100 - 400 PSA PAC band.

Distribution Dates (Months)	Planned Balance	Distribution Dates (Months)	Planned Balance	Distribution Dates (Months)	Planned Balance
1	$52,624,000.00	49	$32,454,547.16	97	$11,380,473.76
2	52,535,185.92	50	31,938,594.41	98	11,092,787.75
3	52,427,774.72	51	31,425,317.91	99	10,812,182.65
4	52,301,783.96	52	30,914,704.15	100	10,538,487.66
5	52,157,240.68	53	30,406,739.70	101	10,271,536.03
6	51,994,181.42	54	29,901,411.19	102	10,011,164.97
7	51,812,652.18	55	29,398,705.34	103	9,757,215.58
8	51,612,708.48	56	28,898,608.91	104	9,509,532.72
9	51,394,415.29	57	28,401,108.76	105	9,267,964.95
10	51,157,847.02	58	27,906,191.80	106	9,032,364.43
11	50,903,087.52	59	27,413,845.00	107	8,802,586.83
12	50,630,230.00	60	26,924,055.43	108	8,578,491.27
13	50,339,377.01	61	26,436,810.21	109	8,359,940.22
14	50,030,640.39	62	25,962,163.05	110	8,162,749.53
15	49,704,141.18	63	25,490,004.29	111	7,970,157.43
16	49,360,009.58	64	25,020,321.18	112	7,782,057.56
17	48,998,384.85	65	24,553,101.04	113	7,598,345.97
18	48,619,415.24	66	24,088,331.25	114	7,418,921.13
19	48,223,257.87	67	23,625,999.29	115	7,243,683.83
20	47,810,078.68	68	23,166,092.65	116	7,072,537.15
21	47,380,052.27	69	22,708,598.93	117	6,905,386.40
22	46,933,361.78	70	22,253,505.78	118	6,742,139.07
23	46,470,198.82	71	21,800,800.91	119	6,582,704.77
24	45,990,763.30	72	21,350,472.09	120	6,426,995.19
25	45,495,263.26	73	20,902,507.17	121	6,269,189.32
26	44,983,914.81	74	20,460,157.84	122	6,115,165.61
27	44,456,941.89	75	20,020,131.32	123	5,964,834.85
28	43,914,576.15	76	19,582,415.67	124	5,818,109.96
29	43,357,056.80	77	19,146,998.99	125	5,674,905.86
30	42,784,630.40	78	18,713,869.45	126	5,535,139.44
31	42,215,165.82	79	18,283,015.27	127	5,398,729.57
32	41,648,648.06	80	17,854,424.76	128	5,265,596.97
33	41,085,062.21	81	17,428,086.27	129	5,135,664.25
34	40,524,393.41	82	17,003,988.19	130	5,008,855.80
35	39,966,626.89	83	16,582,119.02	131	4,885,097.78
36	39,411,747.98	84	16,162,467.28	132	4,764,318.07
37	38,859,742.04	85	15,745,021.55	133	4,646,446.26
38	38,310,594.55	86	15,336,075.91	134	4,531,413.55
39	37,764,291.03	87	14,929,270.39	135	4,419,152.78
40	37,220,817.12	88	14,532,600.84	136	4,309,598.33
41	36,680,158.49	89	14,145,826.88	137	4,202,686.13
42	36,142,300.92	90	13,768,710.62	138	4,098,353.61
43	35,607,230.23	91	13,401,019.80	139	3,996,539.65
44	35,074,932.35	92	13,042,527.59	140	3,897,184.58
45	34,545,393.27	93	12,693,012.51	141	3,800,230.12
46	34,018,599.03	94	12,352,258.30	142	3,705,619.33
47	33,494,535.79	95	12,020,053.76	143	3,613,296.63
48	32,973,189.74	96	11,696,192.69	144	3,523,207.74

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

12

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Class 4A1, 4A2 Planned Schedule (continued):

Distribution Dates (Months)	Planned Balance	Distribution Dates (Months)	Planned Balance	Distribution Dates (Months)	Planned Balance
145	$3,435,299.63	198	$870,479.74	251	$198,323.73
146	3,349,520.53	199	847,555.91	252	192,542.62
147	3,265,819.89	200	825,205.96	253	186,914.44
148	3,184,148.32	201	803,415.97	254	181,435.36
149	3,104,457.60	202	782,172.33	255	176,101.62
150	3,026,700.65	203	761,461.79	256	170,909.59
151	2,950,831.48	204	741,271.37	257	165,855.68
152	2,876,805.19	205	721,588.43	258	160,936.43
153	2,804,577.91	206	702,400.61	259	156,148.43
154	2,734,106.83	207	683,695.88	260	151,488.38
155	2,665,350.13	208	665,462.45	261	146,953.04
156	2,598,266.97	209	647,688.85	262	142,539.27
157	2,532,817.48	210	630,363.86	263	138,244.00
158	2,468,962.70	211	613,476.54	264	134,064.21
159	2,406,664.62	212	597,016.20	265	129,996.98
160	2,345,886.10	213	580,972.41	266	126,039.46
161	2,286,590.88	214	565,335.00	267	122,188.87
162	2,228,743.55	215	550,094.03	268	118,442.49
163	2,172,309.54	216	535,239.80	269	114,797.66
164	2,117,255.08	217	520,762.85	270	111,251.81
165	2,063,547.21	218	506,653.92	271	107,802.40
166	2,011,153.74	219	492,904.02	272	104,446.99
167	1,960,043.22	220	479,504.32	273	101,183.17
168	1,910,184.98	221	466,446.24	274	98,008.60
169	1,861,549.03	222	453,721.40	275	94,921.00
170	1,814,106.11	223	441,321.60	276	91,918.14
171	1,767,827.65	224	429,238.85	277	88,997.85
172	1,722,685.74	225	417,465.37	278	86,158.00
173	1,678,653.14	226	405,993.53	279	83,396.55
174	1,635,703.25	227	394,815.92	280	80,711.46
175	1,593,810.09	228	383,925.27	281	78,100.78
176	1,552,948.31	229	373,314.52	282	75,562.58
177	1,513,093.14	230	362,976.76	283	73,095.00
178	1,474,220.40	231	352,905.24	284	70,696.21
179	1,436,306.49	232	343,093.40	285	68,364.44
180	1,399,328.35	233	333,534.82	286	66,097.95
181	1,363,263.49	234	324,223.22	287	63,895.04
182	1,328,089.93	235	315,152.50	288	61,754.08
183	1,293,786.21	236	306,316.69	289	59,673.45
184	1,260,331.39	237	297,709.96	290	57,651.58
185	1,227,705.03	238	289,326.64	291	55,686.95
186	1,195,887.15	239	281,161.17	292	53,778.05
187	1,164,858.26	240	273,208.15	293	51,923.45
188	1,134,599.32	241	265,462.31	294	50,121.71
189	1,105,091.77	242	257,918.47	295	48,371.46
190	1,076,317.44	243	250,571.62	296	46,671.35
191	1,048,258.65	244	243,416.85	297	45,020.06
192	1,020,898.08	245	236,449.37	298	43,416.31
193	994,218.87	246	229,664.51	299	41,858.86
194	968,204.53	247	223,057.71	300	40,346.47
195	942,838.96	248	216,624.52	301	38,877.98
196	918,106.47	249	210,360.60	302	37,452.20
197	893,991.72	250	204,261.72	303	36,068.03

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

13

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Class 4A1, 4A2 Planned Schedule (continued):

Distribution Dates (Months)	Planned Balance	Distribution Dates (Months)	Planned Balance	Distribution Dates (Months)	Planned Balance
304	$34,724.35	324	$14,883.07	344	$4,395.65
305	33,420.09	325	14,178.98	345	4,035.93
306	32,154.21	326	13,497.11	346	3,688.80
307	30,925.68	327	12,836.83	347	3,353.88
308	29,733.52	328	12,197.55	348	3,030.84
309	28,576.75	329	11,578.70	349	2,719.32
310	27,454.43	330	10,979.71	350	2,419.00
311	26,365.63	331	10,400.03	351	2,129.55
312	25,309.46	332	9,839.12	352	1,850.66
313	24,285.05	333	9,296.47	353	1,582.01
314	23,291.53	334	8,771.56	354	1,323.32
315	22,328.09	335	8,263.91	355	1,074.28
316	21,393.90	336	7,773.02	356	834.61
317	20,488.19	337	7,298.43	357	604.04
318	19,610.17	338	6,839.68	358	382.31
319	18,759.10	339	6,396.32	359	169.13
320	17,934.25	340	5,967.93	360	0.00
321	17,134.91	341	5,554.07
322	16,360.38	342	5,154.34
323	15,609.99	343	4,768.33

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

14

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

TERM SHEET
$[89,331,280]
(APPROXIMATE OFFERED, SUBJECT TO CHANGE (6))
LEHMAN MORTGAGE TRUST, SERIES 2006-3

Class	Approximate Size ($)	Coupon (1)	Security Description	WAL To Maturity (yrs) (2)	Principal Payment to Maturity Window (2)	Expected Initial Loss Coverage (3)	Legal Final Maturity	Expected Ratings (3)
3A1	$89,331,280	1ML + 0.35%	Super Senior, Pass Through	3.46	07/06 - 05/36	[12.46]%	07/25/2036	AAA
3A2 (4)	$6,000,000	1ML + 0.35%	Senior Support, Pass Through	N/A	N/A	[6.17]%	07/25/2036	AAA
3A3 (4) (5)	$95,331,280	7.15% - 1ML	Senior, Notional	N/A	N/A	[6.17]%	07/25/2036	AAA
AP (4)	$0	0.00%	Senior, Principal-Only	N/A	N/A	[6.17]%	07/25/2036	AAA
AX (4) (5)	N/A	N/A	Senior, Interest-Only	N/A	N/A	[6.17]%	07/25/2036	AAA
SUBS (4)	$ 6,268,720	7.50%	Subordinated	N/A	N/A	N/A	07/25/2036	N/A

(1)	The Class Coupons are described under “Interest Rates” on page 5.

(2)	Prepayments were run at 100% PPC per annum. Assumes bonds pay on the 25th of every month beginning in July 2006.

(3)
It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. One of the aforementioned will rate the subordinate certificates (other than the first loss tranche). Loss Coverage are subject to change based on rating agency feedback.

(4)	Non-offered classes.

(5)	Notional certificate.

(6)	Aggregate collateral balance subject to change, which may affect final tranche sizing as well as the proportion of the Class 3A1 Certificates to the collateral balance.

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES AS OF JUNE 2006 UNLESS OTHERWISE INDICATED. THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT. THE PROSPECTUS SUPPLEMENT SUPERSEDES THE INFORMATION IN ALL PRIOR COLLATERAL TERM SHEETS, IF ANY.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

1

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Deal Overview:

•	The collateral pool is comprised of 30 year fixed rate, first lien, fully amortizing mortgage loans.

•	Class AP is a Principal-Only Certificate. It will receive no payments of interest.

•	Class AX is an Interest-Only Certificate. It will receive no payments of principal.

•
The trust will issue subordinate certificates. The Non-AP Percentage of Realized Losses (Other than Excess Losses) will be applied to the subordinate certificates until their principal balances are reduced to zero. Once the subordinate classes are reduced to zero, the Non-AP Percentage of Realized Losses (Other than Excess Losses) will be applied to the Senior Certificates (other than the Class AP Certificates) on a pro-rata basis, except in the case of the Class 3A1 and Class 3A2 Certificates where the losses that otherwise would be allocated to Class 3A1 Certificates will be allocated to the Class 3A2 Certificates until reduced to zero.

•
As more fully described in the term sheet supplement, under certain limited circumstances, payments on the mortgage loans in one mortgage pool may be distributed to holders of certain senior certificates corresponding to another mortgage pool (or pools) as described in the related prospectus supplement. The Subordinate Certificates will be crossed among several groups.

•	The AP Percentage of Realized Losses will be allocated to the Class AP.

•	The Master Servicer maintains a 10% Optional Termination on the collateral.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

2

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering:

Cut off Date:	June 1, 2006

Closing Date:	June 30, 2006

Settlement Date:	June 30, 2006

Distribution Dates:	25th of each month, commencing in July 2006

Collection Period:	The calendar month preceding the current Distribution Date

Depositor:	Structured Asset Securities Corporation (“SASCO”)

Underwriter:	Lehman Brothers Inc.

Master Servicer:	Aurora Loan Services LLC

Servicing Fee:	Generally 0.20% per annum

Trustee:	[TBD].

Rating Agencies:
It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. One of the aforementioned will rate the subordinate certificates (other than the first loss tranche).

Day Count:	30/360

Delay Days:	With respect to all certificates other than the Class 3A1, Class 3A2 and Class 3A3 Certificates, 24 days.

With respect to the Class 3A1, Class 3A2 and Class 3A3 Certificates, 0 days.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

3

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Interest Accrual Period:	With respect to all certificates other than the Class 3A1, Class 3A2 and Class 3A3 Certificates, the calendar month preceding the Distribution Date.

With respect to the Class 3A1, Class 3A2 and Class 3A3 Certificates, the interest accrual period begins on the immediately preceding Distribution Date (or June 25, 2006 in the case of the first accrual period) and ends on the day immediately before the current Distribution Date.

Accrued Interest:	With respect to all certificates other than the Class 3A1, Class 3A2 and Class 3A3 Certificates, 29 days of accrued interest.

With respect to the Class 3A1, Class 3A2 and Class 3A3 Certificates, 5 days of accrued interest.

LIBOR Determination Date:	With respect to the Class 3A1, Class 3A2 and Class 3A3 Certificates, the second business day preceding the beginning of each Interest Accrual Period (other than the first Interest Accrual Period).

For the first Interest Accrual Period, one-month LIBOR will equal 5.05%.

Registration:	Book-entry form through DTC

Tax Status:	REMIC for Federal income tax purposes.

Pricing Prepayment
Assumption:
100% PPC per annum. 100% PPC is defined as 8% CPR in the first month of loan life and additionally approximately 1.45% (16/11%) in each month thereafter until the eleventh month. Thereafter, it remains constant at 24% CPR.

SMMEA Eligibility:	The senior certificates will be SMMEA eligible.

ERISA Eligibility:	The senior certificates will be ERISA eligible.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

4

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Due Period:
The “Due Period” related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Interest Rates:

Class 3A1 is a senior certificate. Class 3A1 will accrue interest at a rate of One-Month LIBOR + 0.35%, subject to a minimum rate of 0.35% and a maximum rate of 7.50%.

Class 3A2 is a senior certificate. Class 3A2 will accrue interest at a rate of One-Month LIBOR + 0.35%, subject to a minimum rate of 0.35% and a maximum rate of 7.50%.

Class 3A3 is an interest-only certificate. It will accrue interest at a rate of 7.15% - One-Month LIBOR, subject to a minimum rate of 0.00%. Its notional balance will equal the principal balance of the Class 3A1 and Class 3A2 Certificates.

Class AX is an interest-only certificate.

Class AP is a principal-only certificate. They will not be entitled to payments of interest.

The subordinate certificates will accrue interest at a rate of 7.50%.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

5

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Credit Enhancement:

Credit Enhancement:	Senior-subordinate, shifting interest structure. The initial credit enhancement for the senior certificates will consist of the subordination of the subordinate certificates (initially [6.17]%*).

Priority of Payment		Order of Loss Allocation (other than Excess Losses)
Class A Credit Support of [6.17]%*
SUBS Credit Support of [ ]%

*subject to change based on rating agency feedback

Terms of the Offering - Distribution of Principal:

Shifting Interest Structure with 5 year lockout

Distribution Dates (months)	Prepayment Shift Percentage
1 - 60	100%
61 - 72	70%
73 - 84	60%
85 - 96	40%
97 - 108	20%
109+	0%

Senior Percentage:
On any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the class principal amounts of each class of senior certificates (excluding the Class AP certificates) and the denominator of which is the Non-AP Collateral Balance for the immediately preceding Distribution Date.

Subordinate Percentage:	On any Distribution Date, one minus the Senior Percentage.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

6

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

Senior Prepayment Percentage:
On any Distribution Date, the sum of (1) the Senior Percentage and (2) the product of (a) the Prepayment Shift Percentage for that Distribution Date multiplied by (b) the Subordinate Percentage for that Distribution Date.

Subordinate Prepayment Percentage:	On any Distribution Date, one minus the Senior Prepayment Percentage.

Strip Rate:	7.50%

Discount Loan:	A loan with a net mortgage rate less than the Strip Rate.

Non-Discount Loan:	A loan with a net mortgage rate greater than or equal to the Strip Rate.

AP Percentage:
For any Discount Loan, the percentage equivalent of a fraction, the numerator of which is the Strip Rate minus the net mortgage rate for such Discount Loan and the denominator of which is the Strip Rate. For any Non-Discount Loan, 0%.

Non-AP Percentage:	For any Discount Loan, 100% minus its AP Percentage. For any Non-Discount Loan, 100%.

Non-AP Collateral Balance:	On any Distribution Date, the sum of the Non-AP Percentage of the principal amount of each mortgage loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

7

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

AP Principal Distribution Amount:	On any Distribution Date, the sum of (1) the related AP Percentage of scheduled principal collections of each loan and (2) the related AP Percentage of unscheduled principal collections of each loan.

Senior Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Senior Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Senior Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

Subordinate Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Subordinate Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Subordinate Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

8

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Principal Paydown Rules:

I. Pay Senior Principal Distribution Amount as follows:

To the Class 3A1 and Class 3A2 Certificates on a pro rata basis until reduced to zero.

II. Pay Subordinate Principal Distribution Amount as follows*:
*Subject to credit support tests

To the Subordinate Certificates until reduced to zero.

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Disclosure Documents are available on Lehman Brothers’ web site http://www.lehman.com/pub/sasco

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

9

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Class 3A1 Discount Margin Table (To Maturity):

Assumes one-month LIBOR equals 5.05%.

	50% PPC	75% PPC	85% PPC	100% PPC	125% PPC	150% PPC	200% PPC
100*	35	35	35	35	35	35	35
WAL (yr)	6.90	4.71	4.13	3.46	2.67	2.15	1.57
First Prin Pay	07/25/06	07/25/06	07/25/06	07/25/06	07/25/06	07/25/06	07/25/06
Last Prin Pay	05/25/36	05/25/36	05/25/36	05/25/36	05/25/36	02/25/14	02/25/11

*does not include accrued interest

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

10

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Collateral Stipulations (Subject to Change)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

11

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

TERM SHEET
$[51,287,000]
(APPROXIMATE OFFERED, SUBJECT TO CHANGE (6))
LEHMAN MORTGAGE TRUST, SERIES 2006-3

Class	Approximate Size ($)	Coupon (1)	Security Description	WAL To Maturity (yrs) (2)	Principal Payment to Maturity Window (2)	Expected Initial Loss Coverage (3)	Legal Final Maturity	Expected Ratings (3)
1A1(4)	$14,074,500	6.00%	Senior, NAS	N/A	N/A	[6.17]%	07/25/2036	AAA
1A2(6)	$51,287,000	6.00%	Senior, PAC	3.27	07/06 - 02/13	[6.17]%	07/25/2036	AAA
1A3(4)	$28,468,500	6.00%	Senior, SUP	N/A	N/A	[6.17]%	07/25/2036	AAA
AP(4)	$0	0.00%	Senior, Principal-Only	N/A	N/A	[6.17]%	07/25/2036	AAA
AX(4)(5)	N/A	N/A	Senior, Interest-Only	N/A	N/A	[6.17]%	07/25/2036	AAA
SUBS(4)(7)	$6,170,000	6.00%	Subordinated	N/A	N/A	N/A	07/25/2036	N/A

(1)	The Class Coupons are described under “Interest Rates” on page 5.

(2)	Prepayments were run at 100% PPC per annum. Assumes bonds pay on the 25th of every month beginning in July 2006.

(3)
It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. One of the aforementioned will rate the subordinate certificates (other than the first loss tranche). Loss Coverage are subject to change based on rating agency feedback.

(4)	Non-offered classes.

(5)	Notional certificate.

(6)	Aggregate collateral balance subject to change, which may affect final tranche sizing as well as the proportion of the Class 1A2 Certificates to the collateral balance.

(7)	Subordinate balance subject to change.

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES AS OF JUNE 2006 UNLESS OTHERWISE INDICATED. THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT. THE PROSPECTUS SUPPLEMENT SUPERSEDES THE INFORMATION IN ALL PRIOR COLLATERAL TERM SHEETS, IF ANY.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

1

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Deal Overview:

•	The collateral pool is comprised of 30 year fixed rate, first lien, fully amortizing mortgage loans.

•	Class AP is a Principal-Only Certificate. It will receive no payments of interest.

•	Class AX is an Interest-Only Certificate. It will receive no payments of principal.

•
The trust will issue subordinate certificates. The Non-AP Percentage of Realized Losses (Other than Excess Losses) will be applied to the subordinate certificates until their principal balances are reduced to zero. Once the subordinate classes are reduced to zero, the Non-AP Percentage of Realized Losses (Other than Excess Losses) will be applied to the Senior Certificates (other than the Class AP Certificates) on a pro-rata basis.

•	The AP Percentage of Realized Losses will be allocated to the Class AP.

•	The Master Servicer maintains a 10% Optional Termination on the collateral.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
2

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering:

Cut off Date:	June 1, 2006

Closing Date:	June 30, 2006

Settlement Date:	June 30, 2006

Distribution Dates:	25th of each month, commencing in July 2006

Collection Period:	The calendar month preceding the current Distribution Date

Depositor:	Structured Asset Securities Corporation (“SASCO”)

Underwriter:	Lehman Brothers Inc.

Master Servicer:	Aurora Loan Services LLC

Servicing Fee:	Generally 0.20% per annum

Trustee:	[TBD].

Rating Agencies:
It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. One of the aforementioned will rate the subordinate certificates (other than the first loss tranche).

Day Count:	30/360

Delay Days:	With respect to all certificates, 24 days.

PSA prepayment model:
Mortgages will prepay at an annual rate of 0.2% in the first month after origination. The prepayment rate will increase by an annual rate of 0.2% per month up to the 30th month after origination. The monthly prepayment rate will be constant at 6% per annum in the 30th and later months.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
3

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Interest Accrual Period:	With respect to all certificates the calendar month preceding the Distribution Date.

Accrued Interest:	With respect to all certificates 29 days of accrued interest.

LIBOR Determination Date:	For the first Interest Accrual Period, one-month LIBOR will equal 5.12%.

Registration:	Book-entry form through DTC

Tax Status:	REMIC for Federal income tax purposes.

Pricing Prepayment
Assumption:
100% PPC per annum. 100% PPC is defined as 8% CPR in the first month of loan life and additionally approximately 1.45% (16/11%) in each month thereafter until the eleventh month. Thereafter, it remains constant at 24% CPR.

SMMEA Eligibility:	The Class 1A2 Certificates will be SMMEA eligible.

ERISA Eligibility:	The Class 1A2 Certificates will be ERISA eligible.

Due Period:
The “Due Period” related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
4

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Interest Rates:	Class 1A1 is a senior certificate. The Class 1A1 will accrue interest at a rate of 6.00% per annum.

Class 1A2 is a senior certificate. The Class 1A2 will accrue interest at a rate of 6.00% per annum.

Class 1A3 is a senior certificate. The Class 1A3 will accrue interest at a rate of 6.00% per annum.

Class AX is an interest-only certificate.

Class AP is a principal-only certificate. They will not be entitled to payments of interest.

The subordinate certificates will accrue interest at a rate of 6.00%.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
5

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Credit Enhancement:

Credit Enhancement:	Senior-subordinate, shifting interest structure. The initial credit enhancement for the senior certificates will consist of the subordination of the subordinate certificates (initially [6.17]%*).

Priority of Payment		Order of Loss Allocation (other than Excess Losses)
Class A Credit Support of [6.17]%*
SUBS Credit Support of [ ]%

*subject to change based on rating agency feedback

Terms of the Offering - Distribution of Principal:

Shifting Interest Structure with 5 year lockout

Distribution Dates (months)	Prepayment Shift Percentage
1 - 60	100%
61 - 72	70%
73 - 84	60%
85 - 96	40%
97 - 108	20%
109+	0%

Senior Percentage:
On any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the class principal amounts of each class of senior certificates (excluding the Class AP certificates) and the denominator of which is the Non-AP Collateral Balance for the immediately preceding Distribution Date.

Subordinate Percentage:	On any Distribution Date, one minus the Senior Percentage.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
6

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

Class 1A1 Priority Amount:
On any Distribution Date, the least of (i) the principal amount of the Class 1A1 Certificates, (ii) the sum of (a) the product of (w) the Senior Percentage, (x) the Class 1A1 Percentage, (y) the Class 1A1 Shift Percentage and (z) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (b) the product of (w) the Senior Prepayment Percentage, (x) the Class 1A1 Percentage (y) the Class 1A1 Shift Percentage and (z) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

Class 1A1 Percentage:	The percentage obtained by dividing (1) the principal amount of the Class 1A1 Certificates by (2) the principal amount of the Class 1A1, Class 1A2 and Class 1A3 Certificates.

Class 1A1 Shift Percentage:	100% minus the Prepayment Shift Percentage.

Senior Prepayment Percentage:
On any Distribution Date, the sum of (1) the Senior Percentage and (2) the product of (a) the Prepayment Shift Percentage for that Distribution Date multiplied by (b) the Subordinate Percentage for that Distribution Date.

Subordinate Prepayment Percentage:	On any Distribution Date, one minus the Senior Prepayment Percentage.

Strip Rate:	6.00%

Discount Loan:	A loan with a net mortgage rate less than the Strip Rate.

Non-Discount Loan:	A loan with a net mortgage rate greater than or equal to the Strip Rate.

AP Percentage:
For any Discount Loan, the percentage equivalent of a fraction, the numerator of which is the Strip Rate minus the net mortgage rate for such Discount Loan and the denominator of which is the Strip Rate. For any Non-Discount Loan, 0%.

Non-AP Percentage:	For any Discount Loan, 100% minus its AP Percentage. For any Non-Discount Loan, 100%.

Non-AP Collateral Balance:	On any Distribution Date, the sum of the Non-AP Percentage of the principal amount of each mortgage loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
7

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

AP Principal Distribution Amount:	On any Distribution Date, the sum of (1) the related AP Percentage of scheduled principal collections of each loan and (2) the related AP Percentage of unscheduled principal collections of each loan.

Senior Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Senior Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Senior Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

Subordinate Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Subordinate Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Subordinate Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
8

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Principal Paydown Rules:

I. Pay Senior Principal Distribution Amount sequentially as follows:

1)	To the Class 1A1 Certificates up to the Class 1A1 Priority Amount until reduced to zero
2)	To the Class 1A2 Certificates up to the Class 1A2 Planned Schedule (described below)
3)	To the Class 1A3 Certificates until reduced to zero
4)	To the Class 1A2 Certificates without regards to the Class 1A2 Planned Schedule until reduced to zero
5)	To the Class 1A1 Certificates until reduced to zero

II. Pay Subordinate Principal Distribution Amount as follows*:
*Subject to credit support tests

•  To the Subordinate Certificates until reduced to zero.

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Disclosure Documents are available on Lehman Brothers’ web site http://www.lehman.com/pub/sasco

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
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Class 1A2 Yield Table (To Maturity):

Assumes one-month LIBOR equals 5.12%.

100-02*	50% PPC	75% PPC	85% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Yield	5.97	5.95	5.94	5.91	5.88	5.84	5.77
WAL (yr)	5.46	4.76	4.00	3.27	2.60	2.17	1.61
First Prin Pay	07/25/06	07/25/06	07/25/06	07/25/06	07/25/06	07/25/06	07/25/06
Last Prin Pay	05/25/36	05/25/36	05/25/36	02/25/13	03/25/11	05/25/10	04/25/09

*does not include accrued interest

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
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Collateral Stipulations (Subject to Change)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
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Class 1A2 Planned Schedule:

The following schedule has been prepared based on a 125 - 300 PSA PAC band.

Distribution Dates (Months)	Planned Balance	Distribution Dates (Months)	Planned Balance	Distribution Dates (Months)	Planned Balance
1	$51,195,995.25	49	$28,643,358.69	97	$8,942,381.22
2	51,083,854.34	50	28,093,361.82	98	8,743,193.21
3	50,950,596.09	51	27,547,028.51	99	8,548,050.80
4	50,796,252.74	52	27,004,335.26	100	8,356,876.72
5	50,620,869.96	53	26,465,258.75	101	8,169,595.14
6	50,424,506.90	54	25,929,775.79	102	7,986,131.60
7	50,207,236.14	55	25,397,863.37	103	7,806,413.03
8	49,969,143.70	56	24,869,498.61	104	7,630,367.67
9	49,710,329.02	57	24,344,658.77	105	7,457,925.09
10	49,430,904.86	58	23,823,321.29	106	7,289,016.17
11	49,130,997.30	59	23,305,463.73	107	7,123,573.04
12	48,810,745.61	60	22,791,063.82	108	6,961,529.07
13	48,470,302.21	61	22,323,907.07	109	6,840,231.32
14	48,109,832.52	62	21,860,078.62	110	6,721,000.62
15	47,729,514.88	63	21,399,556.75	111	6,603,802.23
16	47,329,540.37	64	20,942,319.85	112	6,488,601.97
17	46,910,112.73	65	20,488,346.46	113	6,375,366.25
18	46,471,448.14	66	20,037,615.28	114	6,264,062.03
19	46,013,775.07	67	19,590,105.13	115	6,154,656.81
20	45,537,334.08	68	19,145,794.98	116	6,047,118.65
21	45,042,377.67	69	18,704,663.93	117	5,941,416.13
22	44,529,169.97	70	18,266,691.21	118	5,837,518.37
23	43,997,986.60	71	17,831,856.22	119	5,735,394.98
24	43,449,114.40	72	17,400,138.45	120	5,630,088.45
25	42,882,851.17	73	16,985,476.84	121	5,526,631.63
26	42,299,505.41	74	16,573,820.67	122	5,424,992.86
27	41,699,396.05	75	16,165,150.04	123	5,325,140.98
28	41,082,852.17	76	15,759,445.18	124	5,227,045.39
29	40,450,212.67	77	15,356,686.45	125	5,130,675.99
30	39,821,767.23	78	14,956,854.34	126	5,036,003.17
31	39,197,488.90	79	14,559,929.45	127	4,942,997.86
32	38,577,350.89	80	14,165,892.54	128	4,851,631.46
33	37,961,326.62	81	13,774,724.47	129	4,761,875.83
34	37,349,389.64	82	13,386,406.25	130	4,673,703.34
35	36,741,513.71	83	13,000,918.99	131	4,587,086.81
36	36,137,672.73	84	12,618,243.94	132	4,501,999.53
37	35,537,840.80	85	12,293,927.38	133	4,418,415.22
38	34,941,992.18	86	11,976,367.72	134	4,336,308.06
39	34,350,101.28	87	11,665,438.70	135	4,255,652.68
40	33,762,142.69	88	11,361,016.25	136	4,176,424.10
41	33,178,091.19	89	11,062,978.52	137	4,098,597.79
42	32,597,921.68	90	10,771,205.80	138	4,022,149.64
43	32,021,609.25	91	10,485,580.50	139	3,947,055.92
44	31,449,129.16	92	10,205,987.12	140	3,873,293.34
45	30,880,456.81	93	9,932,312.20	141	3,800,838.96
46	30,315,567.78	94	9,664,444.28	142	3,729,670.26
47	29,754,437.80	95	9,402,273.90	143	3,659,765.09
48	29,197,042.75	96	9,145,693.52	144	3,591,101.68

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
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Class 1A2 Planned Schedule (continued):

Distribution Dates (Months)	Planned Balance	Distribution Dates (Months)	Planned Balance	Distribution Dates (Months)	Planned Balance
145	$3,523,658.61	198	$1,246,784.88	251	$395,907.71
146	3,457,414.86	199	1,221,608.13	252	386,768.10
147	3,392,349.73	200	1,196,895.83	253	377,807.19
148	3,328,442.88	201	1,172,639.78	254	369,021.73
149	3,265,674.32	202	1,148,831.97	255	360,408.54
150	3,204,024.41	203	1,125,464.47	256	351,964.49
151	3,143,473.81	204	1,102,529.53	257	343,686.50
152	3,084,003.55	205	1,080,019.52	258	335,571.53
153	3,025,594.94	206	1,057,926.94	259	327,616.63
154	2,968,229.63	207	1,036,244.40	260	319,818.87
155	2,911,889.59	208	1,014,964.67	261	312,175.38
156	2,856,557.07	209	994,080.63	262	304,683.35
157	2,802,214.64	210	973,585.27	263	297,340.01
158	2,748,845.15	211	953,471.71	264	290,142.63
159	2,696,431.77	212	933,733.21	265	283,088.55
160	2,644,957.93	213	914,363.10	266	276,175.13
161	2,594,407.34	214	895,354.87	267	269,399.80
162	2,544,764.01	215	876,702.09	268	262,760.03
163	2,496,012.20	216	858,398.47	269	256,253.32
164	2,448,136.43	217	840,437.79	270	249,877.23
165	2,401,121.52	218	822,813.98	271	243,629.35
166	2,354,952.52	219	805,521.03	272	237,507.33
167	2,309,614.73	220	788,553.08	273	231,508.85
168	2,265,093.72	221	771,904.34	274	225,631.62
169	2,221,375.29	222	755,569.12	275	219,873.41
170	2,178,445.49	223	739,541.85	276	214,232.02
171	2,136,290.60	224	723,817.03	277	208,705.28
172	2,094,897.14	225	708,389.28	278	203,291.09
173	2,054,251.86	226	693,253.29	279	197,987.35
174	2,014,341.74	227	678,403.86	280	192,792.01
175	1,975,153.95	228	663,835.86	281	187,703.07
176	1,936,675.93	229	649,544.28	282	182,718.54
177	1,898,895.29	230	635,524.15	283	177,836.49
178	1,861,799.88	231	621,770.64	284	173,055.01
179	1,825,377.75	232	608,278.97	285	168,372.23
180	1,789,617.13	233	595,044.44	286	163,786.30
181	1,754,506.48	234	582,062.45	287	159,295.42
182	1,720,034.45	235	569,328.48	288	154,897.81
183	1,686,189.89	236	556,838.05	289	150,591.73
184	1,652,961.81	237	544,586.82	290	146,375.47
185	1,620,339.44	238	532,570.47	291	142,247.35
186	1,588,312.19	239	520,784.78	292	138,205.70
187	1,556,869.64	240	509,225.62	293	134,248.92
188	1,526,001.54	241	497,888.88	294	130,375.39
189	1,495,697.84	242	486,770.58	295	126,583.57
190	1,465,948.64	243	475,866.78	296	122,871.90
191	1,436,744.23	244	465,173.60	297	119,238.89
192	1,408,075.05	245	454,687.24	298	115,683.04
193	1,379,931.70	246	444,403.97	299	112,202.89
194	1,352,304.96	247	434,320.12	300	108,797.03
195	1,325,185.75	248	424,432.08	301	105,464.03
196	1,298,565.15	249	414,736.31	302	102,202.53
197	1,272,434.40	250	405,229.33	303	99,011.15

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
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Class 1A2 Planned Schedule (continued):

Distribution Dates (Months)	Planned Balance	Distribution Dates (Months)	Planned Balance	Distribution Dates (Months)	Planned Balance
304	$95,888.58	324	$46,032.27	344	$14,696.11
305	92,833.50	325	44,085.65	345	13,496.91
306	89,844.64	326	42,183.89	346	12,327.76
307	86,920.72	327	40,326.10	347	11,188.06
308	84,060.50	328	38,511.43	348	10,077.20
309	81,262.78	329	36,739.04	349	8,994.61
310	78,526.36	330	35,008.10	350	7,939.72
311	75,850.06	331	33,317.78	351	6,911.95
312	73,232.73	332	31,667.29	352	5,910.76
313	70,673.24	333	30,055.84	353	4,935.61
314	68,170.48	334	28,482.67	354	3,985.96
315	65,723.36	335	26,947.02	355	3,061.30
316	63,330.80	336	25,448.13	356	2,161.10
317	60,991.75	337	23,985.30	357	1,284.87
318	58,705.18	338	22,557.78	358	432.11
319	56,470.08	339	21,164.90	359	0.00
320	54,285.44	340	19,805.95
321	52,150.29	341	18,480.25
322	50,063.68	342	17,187.14
323	48,024.65	343	15,925.98

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
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TERM SHEET
$[65,681,000]
(APPROXIMATE OFFERED, SUBJECT TO CHANGE (7))
LEHMAN MORTGAGE TRUST, SERIES 2006-3

Class	Approximate Size ($)	Coupon (1)	Security Description	WAL To Maturity (yrs) (2)	Principal Payment to Maturity Window (2)	Expected Initial Loss Coverage (3)	Legal Final Maturity	Expected Ratings (3)
1A12(4)	$65,681,000	1ML + 0.60%	Senior, Pass Through	1.88	07/06 - 08/10	[6.17]%	07/25/2036	AAA
1A13(5)(6)	$65,681,000	5.40% - 1ML	Senior, Notional	N/A	N/A	[6.17]%	07/25/2036	AAA
1A14(5)	$14,075,000	6.00%	Senior, Pass Through	N/A	N/A	[6.17]%	07/25/2036	AAA
1A15(5)	$9,852,000	6.00%	Senior, Sequential	N/A	N/A	[6.17]%	07/25/2036	AAA
1A16(5)	$4,222,000	6.00%	Senior, Sequential	N/A	N/A	[6.17]%	07/25/2036	AAA
AP(5)	N/A	N/A	Senior, Principal-Only	N/A	N/A	[6.17]%	07/25/2036	AAA
AX(5)(6)	N/A	N/A	Senior, Interest-Only	N/A	N/A	[6.17]%	07/25/2036	AAA
SUBS(5)	$6,170,000	6.00%	Subordinated	N/A	N/A	N/A	07/25/2036	N/A

(1)	The Class Coupons are described under “Interest Rates” on page 5.

(2)	Prepayments were run at 100% PPC per annum. Assumes bonds pay on the 25th of every month beginning in July 2006.

(3)
It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. One of the aforementioned will rate the subordinate certificates (other than the first loss tranche). Loss Coverage are subject to change based on rating agency feedback.

(4)
An interest rate cap will be purchased for the Trust for the benefit of the Class 1A12 Certificates to protect against interest rate risk from upward movement in one-month LIBOR. Proceeds derived from the Interest Rate Cap will be applied to cover basis risk shortfalls on the Class 1A12 Certificates but not credit losses on the mortgage loans. The [seventy-eight] month Interest Rate Cap will have a strike rate of [5.40%]. It will contribute cash in the event one-month LIBOR rises above the strike rate.

(5)	Non-offered classes.

(6)	Notional certificate.

(7)	Aggregate collateral balance subject to change, which may affect final tranche sizing as well as the proportion of the Class 1A12 Certificates to the collateral balance.

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES AS OF JUNE 2006 UNLESS OTHERWISE INDICATED. THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT. THE PROSPECTUS SUPPLEMENT SUPERSEDES THE INFORMATION IN ALL PRIOR COLLATERAL TERM SHEETS, IF ANY.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
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Deal Overview:

•	The collateral pool is comprised of 30 year fixed rate, first lien, fully amortizing mortgage loans.

•	Class AP is a Principal-Only Certificate. It will receive no payments of interest.

•	Class AX is an Interest-Only Certificate. It will receive no payments of principal.

•
The trust will issue subordinate certificates. The Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the subordinate certificates until their principal balances are reduced to zero. Once the subordinate classes are reduced to zero, the Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the Senior Certificates (other than the Class AP Certificates) on a pro-rata basis.

•
As more fully described in the term sheet supplement, under certain limited circumstances, payments on the mortgage loans in one mortgage pool may be distributed to holders of certain senior certificates corresponding to another mortgage pool (or pools) as described in the related prospectus supplement. The Subordinate Certificates will be crossed among several groups.

•	The AP Percentage of Realized Losses will be allocated to the Class AP.

•	The Master Servicer maintains a 10% Optional Termination on the collateral.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
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Terms of the Offering:

Cut off Date:	June 1, 2006

Closing Date:	June 30, 2006

Settlement Date:	June 30, 2006

Distribution Dates:	25th of each month, commencing in July 2006

Collection Period:	The calendar month preceding the current Distribution Date

Depositor:	Structured Asset Securities Corporation (“SASCO”)

Underwriter:	Lehman Brothers Inc.

Master Servicer:	Aurora Loan Services LLC

Servicing Fee:	Generally 0.20% per annum

Trustee:	Citibank, N.A.

Rating Agencies:
It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. One of the aforementioned will rate the subordinate certificates (other than the first loss tranche).

Day Count:	30/360

Delay Days:	With respect to all certificates other than the Class 1A12 and Class 1A13 Certificates, 24 days.

With respect to the Class 1A12 and Class 1A13 Certificates, 0 days.

PSA prepayment model:
Mortgages will prepay at an annual rate of 0.2% in the first month after origination. The prepayment rate will increase by an annual rate of 0.2% per month up to the 30th month after origination. The monthly prepayment rate will be constant at 6% per annum in the 30th and later months.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
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Terms of the Offering (cont.):

Interest Accrual Period:	With respect to all certificates other than the Class 1A12 and Class 1A13 Certificates, the calendar month preceding the Distribution Date.

With respect to the Class 1A12 and Class 1A13 Certificates, the interest accrual period begins on the immediately preceding Distribution Date (or, June 25, 2006 in the case of the first accrual period) and ends on the day immediately before the current Distribution Date.

Accrued Interest:	With respect to all certificates other than the Class 1A12 and Class 1A13 Certificates, 29 days of accrued interest.

With respect to the Class 1A12 and Class 1A13 Certificates, 5 days of accrued interest.

LIBOR Determination Date:	With respect to the Class 1A12 and Class 1A13 Certificates, the second business day preceding the beginning of each Interest Accrual Period
(other than the first Interest Accrual Period).

For the first Interest Accrual Period, one-month LIBOR will equal 5.25%.

Registration:	Book-entry form through DTC

Tax Status:	REMIC for Federal income tax purposes.

Pricing Prepayment
Assumption:
100% PPC per annum. 100% PPC is defined as 8% CPR in the first month of loan life and additionally approximately 1.45% (16/11%) in each month thereafter until the eleventh month. Thereafter, it remains constant at 24% CPR.

SMMEA Eligibility:	The senior certificates will be SMMEA eligible.

ERISA Eligibility:
The senior certificates will be ERISA eligible provided that an investor in the Class 1A12 Certificates meets the requirements of certain investor based exemptions as described in the prospectus supplement.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
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Due Period:
The “Due Period” related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
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Terms of the Offering (cont.):

Interest Rates:
Class 1A12 is a senior certificate. The Class 1A12 Certificates will accrue interest at a rate of One-Month LIBOR + 0.60%, subject to a minimum rate of 0.60% and a maximum rate of 6.00%. The Class 1A12 Certificates will also have the benefit of an interest rate cap as described below.

On each Distribution Date, interest rate cap payments received will be deposited into the Class 1A12 Reserve Fund. Amounts in the Class 1A12 Reserve Fund will be distributed in the following order of priority:
(1) to pay Basis Risk Shortfalls on the Class 1A12 Certificates for the current Distribution Date.
(2) to pay Basis Risk Shortfalls on the Class 1A12 Certificates remaining unpaid from prior Distribution Dates.
(3) the remainder for deposit in the Class 1A12 Reserve Fund.

Basis Risk Shortfalls represents the excess, if any, of (1) the amount of interest payable to the Class 1A12 Certificates (in accordance with its interest formula of LIBOR + 0.60%) without regard to a maximum rate of 6.00% over (2) the amount of interest payable to the Class 1A12 Certificates subject to a maximum rate of 6.00%.

A detailed description of the interest rate cap can be found on page 6.

Class 1A13 is an interest-only certificate. The Class 1A13 Certificates will accrue interest at a rate of 5.40% - One-Month LIBOR, subject to a minimum rate of 0.00%. Its notional balance will equal the principal balance of the Class 1A12 Certificates.

Class 1A14 is a senior certificate. The Class 1A14 Certificates will accrue interest at a rate of 6.00% per annum.

Class 1A15 is a senior certificate. The Class 1A15 Certificates will accrue interest at a rate of 6.00% per annum.

Class 1A16 is a senior certificate. The Class 1A16 Certificates will accrue interest at a rate of 6.00% per annum.

Class AX is an interest-only certificate.

Class AP is a principal-only certificate. They will not be entitled to payments of interest.

The subordinate certificates will accrue interest at a rate of 6.00%.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
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EXTERNAL USE
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Interest Rate Cap:

An Interest Rate Cap will be purchased by the Trust for the benefit of the Class 1A12 Certificates to protect against interest rate risk from upward movement in one-month LIBOR. The [seventy-eight] month Interest Rate Cap will have a strike rate of [5.40%]. Its notional balance, on any Distribution Date, represents the assumed balance of the Class 1A12 Certificates utilizing 65% of the Pricing Prepayment Assumption. It will contribute cash in the event one-month LIBOR rises above the strike rate. The Notional Balance of the Interest Rate Cap will be equal to the following schedule (subject to variance in final size and composition of the collateral):

Distribution Dates (Months)	Notional Balance for Interest Rate Cap	Distribution Dates (Months)	Notional Balance for Interest Rate Cap	Distribution Dates (Months)	Notional Balance for Interest Rate Cap
1	$0	28	$36,417,632.53	55	$13,248,305.41
2	65,104,873.57	29	35,386,829.48	56	12,553,721.87
3	64,448,442.31	30	34,370,934.87	57	11,869,264.17
4	63,712,504.54	31	33,369,736.73	58	11,194,788.20
5	62,898,056.95	32	32,383,026.11	59	10,530,151.89
6	62,006,293.86	33	31,410,597.03	60	9,875,215.16
7	61,038,605.69	34	30,452,246.41	61	9,229,839.97
8	59,996,576.63	35	29,507,774.06	62	8,618,879.46
9	58,881,981.41	36	28,576,982.64	63	8,017,066.77
10	57,696,781.37	37	27,659,677.57	64	7,424,269.98
11	56,443,119.65	38	26,755,667.07	65	6,840,359.08
12	55,123,315.61	39	25,864,762.05	66	6,265,205.89
13	53,822,526.91	40	24,986,776.13	67	5,698,684.06
14	52,540,483.44	41	24,121,525.53	68	5,140,669.03
15	51,276,918.91	42	23,268,829.12	69	4,591,038.02
16	50,031,570.77	43	22,428,508.32	70	4,049,670.01
17	48,804,180.23	44	21,600,387.08	71	3,516,445.67
18	47,594,492.13	45	20,784,291.84	72	2,991,247.40
19	46,402,254.95	46	19,980,051.53	73	2,473,959.25
20	45,227,220.71	47	19,187,497.47	74	1,972,310.35
21	44,069,144.96	48	18,406,463.41	75	1,478,254.65
22	42,927,786.69	49	17,636,785.43	76	991,681.76
23	41,802,908.32	50	16,878,301.96	77	512,482.85
24	40,694,275.64	51	16,130,853.69	78	40,550.66
25	39,601,657.74	52	15,394,283.61	79 and thereafter	0.00
26	38,524,827.00	53	14,668,436.91
27	37,463,559.00	54	13,953,160.99

On each Distribution Date, the cap provider will make payments equal to the product of (a) one-twelfth, (b) the excess, if any, of one-month LIBOR for such Distribution Date over the strike rate, and (c) the notional balance set forth above. Payments received under the Interest Rate Cap will only be available to benefit the Class 1A12 Certificates.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
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EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Credit Enhancement:

Credit Enhancement:	Senior-subordinate, shifting interest structure. The initial credit enhancement for the senior certificates will consist of the subordination of the subordinate certificates (initially [6.17]%*).

Priority of Payment		Order of Loss Allocation (other than Excess Losses)
Class A Credit Support of [6.17]%*
SUBS Credit Support of [ ]%

*subject to change based on rating agency feedback

Terms of the Offering - Distribution of Principal:

Shifting Interest Structure with 5 year lockout

Distribution Dates (months)	Prepayment Shift Percentage
1 - 60	100%
61 - 72	70%
73 - 84	60%
85 - 96	40%
97 - 108	20%
109+	0%

Senior Percentage:
On any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the class principal amounts of each class of senior certificates (excluding the Class AP certificates) and the denominator of which is the Non-AP Collateral Balance for the immediately preceding Distribution Date.

Subordinate Percentage:	On any Distribution Date, one minus the Senior Percentage.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
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EXTERNAL USE
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Terms of the Offering - Distribution of Principal (continued):

Senior Prepayment Percentage:
On any Distribution Date, the sum of (1) the Senior Percentage and (2) the product of (a) the Prepayment Shift Percentage for that Distribution Date multiplied by (b) the Subordinate Percentage for that Distribution Date.

Subordinate Prepayment Percentage:	On any Distribution Date, one minus the Senior Prepayment Percentage.

Strip Rate:	6.00%

Discount Loan:	A loan with a net mortgage rate less than the Strip Rate.

Non-Discount Loan:	A loan with a net mortgage rate greater than or equal to the Strip Rate.

AP Percentage:
For any Discount Loan, the percentage equivalent of a fraction, the numerator of which is the Strip Rate minus the net mortgage rate for such Discount Loan and the denominator of which is the Strip Rate. For any Non-Discount Loan, 0%.

Non-AP Percentage:	For any Discount Loan, 100% minus its AP Percentage. For any Non-Discount Loan, 100%.

Non-AP Collateral Balance:	On any Distribution Date, the sum of the Non-AP Percentage of the principal amount of each mortgage loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
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EXTERNAL USE
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Terms of the Offering - Distribution of Principal (continued):

AP Principal Distribution Amount:	On any Distribution Date, the sum of (1) the related AP Percentage of scheduled principal collections of each loan and (2) the related AP Percentage of unscheduled principal collections of each loan.

Senior Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Senior Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Senior Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

Subordinate Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Subordinate Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Subordinate Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
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EXTERNAL USE
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Principal Paydown Rules:

I. Pay Senior Principal Distribution Amount sequentially as follows:

1)	To the Class 1A12 Certificates an amount equal to approximately 0.0152251032% of the original balance of Class 1A12 Certificates.
2)	Beginning in January 2013, an amount equal to approximately 1.3369746705% of the sum of the original balances of Class 1A14, Class 1A15 and Class 1A16 Certificates concurrently to the following:
a.	50.0017762620% to Class 1A14 Certificates, until reduced to zero.
b.	49.9982237380% sequentially to Class 1A15 and Class 1A16 Certificates until reduced to zero.
3)	To Class 1A12 Certificates, as described previously, but without regards to scheduled payments, until reduced to zero
4)	To Class 1A14, Class 1A15 and Class 1A16 Certificates, as described previously, but without regards to scheduled payments, until reduced to zero.

II. Pay Subordinate Principal Distribution Amount as follows*:
*Subject to credit support tests

•	To the Subordinate Certificates until reduced to zero.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
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EXTERNAL USE
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Class 1A12 Discount Margin Table (To Maturity):

Assumes one-month LIBOR equals 5.25%.

	50% PPC	75% PPC	85% PPC	100% PPC	125% PPC	150% PPC	200% PPC
100*	60	60	60	60	60	60	60
WAL (yr)	5.25	2.46	2.18	1.88	1.52	1.29	0.98
First Prin Pay	07/25/06	07/25/06	07/25/06	07/25/06	07/25/06	07/25/06	07/25/06
Last Prin Pay	05/25/36	01/25/12	05/25/11	08/25/10	10/25/09	03/25/09	06/25/08

*does not include accrued interest

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
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EXTERNAL USE
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Collateral Stipulations (Subject to Change)

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Disclosure Documents are available on Lehman Brothers’ web site http://www.lehman.com/pub/sasco

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
13